SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                     Date of Report (Date of earliest event reported)
                        August 6, 2004 (August 5, 2004)

                           HEMISPHERX BIOPHARMA, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                    0-27072                       52-0845822
 (state or other juris-           (Commission                 (I.R.S. Employer
diction of incorporation)         File Number)              (Identification No.)

1617 JFK Boulevard, Philadelphia, Pennsylvania                      19103
   (Address of principal executive offices)                       (Zip Code)

       Registrant's telephone number, including area code: (215) 988-0080

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          (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On August 5, 2004, the Company closed a private placement with select institutional investors of approximately 3,617,300 shares of its Common Stock and warrants to purchase an aggregate of up to approximately 1,085,200 shares of its Common Stock. It raised approximately $7,524,000 in gross cash proceeds from this private offering. The Company issued a press release on August 6, 2004 attached hereto as Exhibit 99.1 regarding the transaction described in this report.

The Warrant issued to each purchaser is exercisable for up to 30% of the number of shares of Common Stock purchased by such Purchaser, at an exercise price equal to $2.86 per share. Each Warrant has a term of five years and is fully exercisable from the date of issuance.

Pursuant to the Registration Rights Agreement, made and entered into as of August 5, 2004 (the "Rights Agreement"), the Company has agreed to file with the Securities and Exchange Commission a registration statement covering resales of the shares issued to the Purchasers and shares issuable upon the exercise of the Warrants.

For a complete description of this transaction, see the Securities Purchase Agreement, form of Warrant and Registration Rights Agreement filed as Exhibits 10.1, 10.2 and 10.3 to this Report and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits. The following exhibits are filed herewith:

      10.1 Securities Purchase Agreement, dated July 30, 2004, by and among the Company and the Purchasers named therein.

      10.2  Form of Warrant for Common Stock of the Company.

      10.3 Registration Rights Agreement, dated July 30, 2004, by and among the Company and the Purchasers named therein.

      99.1  Text of press release dated August 6, 2004.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              HEMISPHERX BIOPHARMA, INC.

August 5, 2004                            By: /s/ William A. Carter
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                                              William A. Carter, M.D., President